Exhibit 107.1

Calculation of Filing Fee Table

424(b)(5)
(Form Type)

Issuer:
T-Mobile USA, Inc.

Guarantors:
American Telecasting of Seattle, LLC
APC Realty and Equipment Company, LLC
Assurance Wireless of South Carolina, LLC
Assurance Wireless USA, L.P.
ATI Sub, LLC
Clearwire Communications LLC
Clearwire Legacy LLC
Clearwire Spectrum Holdings II LLC
Clearwire Spectrum Holdings III LLC
Clearwire Spectrum Holdings LLC
Fixed Wireless Holdings, LLC
IBSV LLC
MetroPCS California, LLC
MetroPCS Florida, LLC
MetroPCS Georgia, LLC
MetroPCS Massachusetts, LLC
MetroPCS Michigan, LLC
MetroPCS Nevada, LLC
MetroPCS New York, LLC
MetroPCS Pennsylvania, LLC
MetroPCS Texas, LLC
Nextel South Corp.
Nextel Systems, LLC
Nextel West Corp.
NSAC, LLC
PRWireless PR, LLC
PushSpring, LLC
Sprint Capital Corporation
Sprint Communications LLC
Sprint LLC
Sprint Solutions LLC
Sprint Spectrum LLC
Sprint Spectrum Realty Company, LLC
SprintCom LLC
T-Mobile Central LLC
T-Mobile Financial LLC
T-Mobile Innovations LLC
T-Mobile Leasing LLC
T-Mobile License LLC
T-Mobile Northeast LLC
T-Mobile Puerto Rico Holdings LLC
T-Mobile Puerto Rico LLC
T-Mobile Resources LLC
T-Mobile South LLC
T-Mobile US, Inc.
T-Mobile West LLC
TDI Acquisition Sub, LLC
TMUS International LLC
TVN Ventures LLC
VMU GP, LLC
WBSY Licensing, LLC

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offerings. The maximum aggregate offering price of those offerings is $1,996,850,000.

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	5.750% Senior Notes due 2034	Rule 457(r)	$1,000,000,000	99.855%	$998,550,000	0.00011020	$110,041
	Debt	6.000% Senior Notes due 2054	Rule 457(r)	$1,000,000,000	99.830%	$998,300,000	0.00011020	$110,013
Fees Previously Paid	—	—	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—			—	—	—	—
		Total Offering Amounts				$ 1,996,850,000		$ 220,054
		Total Fees Previously Paid						$ 0
		Total Fee Offsets						$ 0
		Net Fee Due						$ 220,054